Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Mason N. Carter, Chairman & CEO
973-575-1300, ext. 1202
mnc@merrimacind.com

Merrimac Announces Third Quarter 2009 Results -- Record Bookings,
Backlog and Strong Earnings

WEST CALDWELL, N.J. November 9, 2009: Merrimac Industries, Inc. (Amex: MRM), a leader in the design and manufacture of RF Microwave components, subsystem assemblies and micro-multifunction modules (MMFM®), today announced its results for the third quarter of 2009.

Third Quarter and First Nine Months of 2009 Financial Highlights

•	Third quarter of 2009 record bookings were $12,522,000 resulting in a record backlog of $24,789,000 as of October 3, 2009.
•
Net sales for the third quarter of fiscal year 2009 decreased slightly 0.7% or $57,000 to $8,271,000, compared to the third quarter of 2008 net sales of $8,328,000.  Net sales for the first nine months of 2009 increased 11.1% or $2,391,000 to $23,967,000 compared to $21,576,000 for the first nine months of 2008.

•
Gross profit for the third quarter of 2009 increased 32.9% or $990,000 to $3,995,000 compared to $3,005,000 for the third quarter of 2008.  Gross profit for the first nine months of 2009 increased 41.1% or $3,127,000 to $10,744,000 from $7,617,000 in the first nine months of 2008.

•
Gross profit percentage for the third quarter of 2009 increased to 48.3% compared to 36.1% for the third quarter of 2008 and gross profit percentage for the first nine months of 2009 was 44.8% compared to 35.3% for the first nine months of 2008.

•
Operating income for the third quarter and first nine months of 2009 was $1,443,000 and $3,344,000, respectively, compared to an operating income of $501,000 for the third quarter of 2008 and an operating loss of $229,000 in the first nine months of 2008.

•
Net income for the third quarter and first nine months of 2009 was $931,000 and $2,506,000, respectively, compared to a net income of $463,000 for the third quarter of 2008 and a net loss of $432,000 in the first nine months of 2008.

•
Net income per share, basic and diluted, for the third quarter of 2009 was $0.31 compared to net income per share, basic and diluted, of $0.16 for the third quarter of 2008.  For the first nine months of 2009 net income per share, basic and diluted, was $0.84, compared to a net loss per share, basic and diluted, of $0.15 for the first nine months of 2008.

Chairman and CEO Mason N. Carter commented, "In every respect our third quarter and nine months performance reflects the strength of our focused business model.  Record orders, backlog and outstanding operating performance are a confirmation of our committed teams in New Jersey and Costa Rica.  Our overall business performance is meeting or exceeding every internal target and bodes well for a strong finish to 2009.”

Third Quarter and First Nine Months of 2009 Results

Net sales.

Net sales in the third quarter of 2009 were relatively flat compared to the third quarter of 2008.  Net sales decreased $57,000 or 0.7% to $8,271,000, from the third quarter of 2008 net sales of $8,328,000.  Net sales for the first nine months of 2009, increased $2,391,000 or 11.1% to $23,967,000 compared to $21,576,000 for the first nine months of 2008.  The increase in net sales for the first nine months of 2009 is primarily due to our focused strategy concentrating on aerospace and defense markets.  This strategy has resulted in more orders from our key aerospace and defense customers including increased sales of Multi-Mix® products to defense industry related customers.

Cost of sales and gross profit.

Gross profit and gross profit percentage increased for both the third quarter and first nine months of 2009 compared to the same periods in 2008. Gross profit for the third quarter of 2009 increased $990,000 or 32.9%, to $3,995,000 compared to $3,005,000 for the third quarter of 2008.  Gross profit percentage for the third quarter of 2009 was 48.3% compared to 36.1% for the third quarter of 2008.  Gross profit for the first nine months of 2009 increased 41.1% or $3,127,000 to $10,744,000 from $7,617,000 in the first nine months of 2008.  Gross profit percentage for the first nine months of 2009 was 44.8% compared to 35.3% for the first nine months of 2008.

The increase in consolidated gross profit in the third quarter was due to the increase in gross profit percentage.  The improved gross profit percentage in the third quarter of 2009 compared to 2008 was primarily due to several orders that shipped in third quarter of 2009 with above average gross profit margins while the same quarter last year had four large orders that shipped with very low gross profit margins.  The increase in consolidated gross profit in the first nine months of 2009 compared to the same periods in 2008 was due to the combination of improved gross profit percentage and an increase in net sales.  The increase in net sales also had a favorable impact on our gross profit percentage in the third quarter and first nine months of 2009, allowing us to better absorb fixed manufacturing costs.

Selling, general and administrative expenses.

Selling, general and administrative expenses were $2,451,000 for the third quarter of 2009, an increase of $52,000 or 2.2%, compared to $2,398,000 in the third quarter of 2008.  The increase in expenses for the third quarter of 2009 was primarily due to an increase in commissions that was offset in part by the restructuring charges incurred in the third quarter of 2008 that did not recur in 2009.  When expressed as a percentage of net sales, selling, general and administrative expenses increased from 28.8% of sales in the third quarter of 2008 to 29.6% of sales in the third quarter of 2009.  For the first nine months of 2009, selling, general and administrative expenses were $7,122,000 compared to $6,994,000 in the first nine months of 2008 an increase of $129,000 or 1.8%.  The increase in such expenses for the first nine months of 2009 was primarily due to higher professional fees and commissions that were largely offset by decreases in selling, marketing and proposal expenses.  When expressed as a percentage of net sales, selling, general and administrative expenses decreased from 32.4% of sales in the first nine months of 2008 to 29.7% of sales in the first nine months of 2009.

Operating income (loss).

Operating income for the third quarter and first nine months of 2009 was $1,443,000 and $3,344,000, respectively, compared to an operating income of $501,000 for the third quarter of 2008 and an operating loss of $229,000 in the first nine months of 2008.  The improvement in operating income for the third quarter 2009 was primarily due to the improved gross profit resulting from increased gross profit percentages.  The improvement in operating income for the first nine months of 2009 was due to a combination of improved gross profit, resulting from the increase in net sales and improved gross profit percentages, and the decrease in research and development costs compared to the first nine months of 2008.

Income taxes.

Provision for income tax expense was $443,000 and $686,000 in the third quarter and first nine months of 2009 compared to $10,000 in each of the third quarter and first nine months of 2008.  The provision for income taxes in the third quarter and first nine months of 2009 is based on the expectation that we will fully utilize our net operating loss carryforwards in 2009.

Discontinued operations.

Income from discontinued operations was $0 and $51,000 in the third quarter and first nine months of 2009, respectively, compared to a loss from discontinued operations of $11,000 and $66,000 in the third quarter and first nine months of 2008, respectively.

Net income (loss).

Net income for the third quarter and first nine months of 2009 was $931,000 and $2,506,000, respectively, compared to a net income of $463,000 for the third quarter of 2008 and a net loss of $432,000 in the first nine months of 2008.  Net income per share, basic and diluted for the third quarter of 2009 was $0.31 compared to net income per share, basic and diluted of $0.16 for the third quarter of 2008.  For the first nine months of 2009 net income per share basic and diluted was $0.84, compared to a net loss per share, basic and diluted, of $0.15 for the first nine months of 2008.

Investors are invited to participate in the financial results conference call on Tuesday, November 10, 2009 at 4:15 p.m. (Eastern) by dialing 1-888-481-2844 (for International callers: 1-719-325-2201) five minutes prior to the scheduled start time, and reference the Merrimac Industries 3rd Quarter 2009 Financial Results conference call or passcode number 3742041. For those unable to participate, a replay will be available for seven days by dialing 1-888-203-1112, or 1-719-457-0820 for international callers, passcode number 3742041.

This conference call will also be broadcast live over the Internet by logging on to the web at this address:

http://www.videonewswire.com/event.asp?id=63835

Should you be unable to participate during the live webcast, a link to the archived webcast will be posted on the Merrimac Industries, Inc. website http://www.merrimacind.com ..

About Merrimac

Merrimac Industries, Inc. is a leader in the design and manufacture of RF Microwave signal processing components, subsystem assemblies, and Multi-Mix® micro-multifunction modules (MMFM®), for the worldwide Defense, Satellite Communications (Satcom), Commercial Wireless and Homeland Security market segments. Merrimac is focused on providing Total Integrated Packaging Solutions® with Multi-Mix® Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration. Multi-Mix® MMFM® provides a patented and novel packaging technology that employs a platform modular architecture strategy that incorporates embedded semiconductor devices, MMICs, resistors, passive circuit elements and plated-through via holes to form a three-dimensional integrated module used in High Power, High Frequency and High Performance mission-critical applications. Merrimac Industries facilities are registered under ISO 9001:2000, an internationally developed set of quality criteria for manufacturing operations.

Merrimac Industries, Inc. has facilities located in West Caldwell, NJ and San Jose, Costa Rica and has approximately 210 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high-frequency microstrip and bonded stripline Teflon (PTFE) circuits and subsystems providing Total Integrated Packaging Solutions® for wireless applications. Merrimac (MRM) is listed on the American Stock Exchange. Multi-Mix®, Multi-Mix PICO®, MMFM®, System In A Package®, SIP® and Total Integrated Packaging Solutions® are registered trademarks of Merrimac Industries, Inc. For more information about Merrimac Industries, Inc. please visit our website http://www.merrimacind.com.

This press release contains statements relating to future results of the Company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks associated with demand for and market acceptance of existing and newly developed products as to which the Company has made significant investments, particularly its Multi-Mix® products; risks associated with adequate capacity to obtain raw materials and reduced control over delivery schedules and costs due to reliance on sole source or limited suppliers; slower than anticipated penetration into the satellite communications, defense and wireless markets; failure of our Original Equipment Manufacturer or OEM customers to successfully incorporate our products into their systems; changes in product mix resulting in unexpected engineering and research and development costs; delays and increased costs in product development, engineering and production; reliance on a small number of significant customers; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; general economic and industry conditions; the ability to protect proprietary information and technology; competitive products and pricing pressures; our ability and the ability of our OEM customers to keep pace with the rapid technological changes and short product life cycles in our industry and gain market acceptance for new products and technologies; risks relating to governmental regulatory actions in communications and defense programs; and inventory risks due to technological innovation and product obsolescence, as well as other risks and uncertainties as are detailed from time to time in the Company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MERRIMAC INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (UNAUDITED)

	Quarters Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008
		(Restated)		(Restated)

Net sales	$8,271,178	$8,327,790	$23,966,766	$21,575,742

Costs and expenses:
Cost of sales	4,276,310	5,323,091	13,222,933	13,958,812
Selling, general and administrative	2,450,671	2,398,255	7,122,290	6,993,520
Research and development	101,665	105,114	318,187	852,513
Gain on sale of asset	-	-	(40,579)	-
	6,828,646	7,826,460	20,622,831	21,804,845

Operating income (loss)	1,442,532	501,330	3,343,935	(229,103)
Interest and other expense, net	(68,210)	(17,336)	(202,252)	(126,516)
Income (loss) from continuing operations before
income taxes	1,374,322	483,994	3,141,683	(355,619)
Provision for income taxes	443,279	10,000	686,014	10,000
Income (loss) from continuing operations	931,043	473,994	2,455,669	(365,619)

Income (loss) from discontinued operations, net of
income taxes	-	(10,956)	50,505	(65,992)
Net income (loss)	$931,043	$463,038	$2,506,174	$(431,611)
Income (loss) per common share from continuing
operations – basic	$0.31	$0.16	$0.83	$(0.13)
Income (loss) per common share from discontinued
operations – basic	$-	$-	$0.01	$(0.02)
Net income (loss) per common share – basic	$0.31	$0.16	$0.84	$(0.15)

Income (loss) per common share from continuing
operations – diluted	$0.31	$0.16	$0.82	$(0.13)
Income (loss) per common share from discontinued
operations – diluted	$-	$-	$0.02	$(0.02)
Net income (loss) per common share – diluted	$0.31	$0.16	$0.84	$(0.15)

Weighted average number of shares outstanding-basic	2,986,022	2,948,037	2,966,501	2,940,112

Weighted average number of shares outstanding-diluted	3,013,986	2,965,537	3,000,131	2,940,112

MERRIMAC INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 3,	January 3,
	2009	2009
	(UNAUDITED)	(NOTE 1)
ASSETS
Current assets:
Cash and cash equivalents	$3,219,940	$1,191,768
Accounts receivable, net allowance for doubtful accounts of $30,000	7,559,992	5,765,575
Inventories, net	5,604,220	4,899,706
Other current assets	840,012	542,320
Costs and estimated earnings in excess of billings on uncompleted contracts	3,249,726	1,880,338
Total current assets	20,473,890	14,279,707

Property, plant and equipment	38,179,022	37,765,928
Less accumulated depreciation and amortization	30,433,635	28,556,441
Property, plant and equipment, net	7,745,387	9,209,487
Other assets	437,398	543,217
Total assets	$28,656,675	$24,032,411

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$291,667	$291,667
Accounts payable	700,737	794,351
Accrued liabilities	1,704,998	1,432,124
Customer deposits	2,137,761	654,133
Income taxes payable	213,565	17,448
Total current liabilities	5,048,728	3,189,723

Long-term debt, net of current portion	2,306,945	2,611,111
Deferred liabilities	50,621	64,254
Total liabilities	7,406,294	5,865,088

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.01 per share:
Authorized: 1,000,000 shares
No shares issued	–	–
Common stock, par value $.01 per share:
20,000,000 shares authorized; 3,355,361 and 3,315,229 shares issued; and 2,992,456 and 2,952,324 shares outstanding, respectively	33,554	33,153
Additional paid-in capital	20,956,407	20,379,924
Retained earnings	3,382,584	876,410
	24,372,545	21,289,487
Less treasury stock, at cost – 362,905 shares at October 3, 2009 and January 3, 2009	(3,122,164)	(3,122,164)
Total stockholders’ equity	21,250,381	18,167,323
Total liabilities and stockholders’ equity	$28,656,675	$24,032,411